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                                                                   EXHIBIT 99.1


                          DIAMOND ENTERTAINMENT CORPORATION
                                  News Announcement

                                FOR IMMEDIATE RELEASE

                                    July 06, 1998



     Diamond Entertainment Corporation (OTC:BB:DMEC) announced today the formation of a subsidiary to enter the rapidly expanding field of Internet Gaming.

     Diamond Entertainment Corporation announced today that it has formed GalaxyNet International, Ltd., a full service Internet gaming company.

     Mr. James Lu, Chairman of Diamond Entertainment Corporation stated, we viewed Internet Gaming as a tremendous opportunity for our company. We intend to be fully operational this fall. The Company will initially target Asian and European gamblers. An extensive marketing campaign will be initiated in Hong Kong and Taiwan. The new subsidiary will make use of our vast contacts throughout the Far East.




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